U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on ______________, 2007	Registration No. 333-____________

Bio-Solutions Corp.
(Exact name of registrant as specified in its charter)

Nevada	0200	98-0557171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
14517, Joseph Marc Vermette, Mirabel (Québec), Canada		J7J 1X2
(Address of registrant's principal executive offices)		(Zip Code)

(888) 686-2611

(Registrant's Telephone Number, Including Area Code)

Bio-Solutions Corp.
14517, Joseph Marc Vermette
Mirabel (Québec), Canada J7J 1X2
Tel: (888) 686-2611
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel:  (949) 706-1470
Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐ _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	1,066,500	$0.10	$106,650	$3.27

(1)Represents shares offered by selling shareholders. The offering price of $0.10 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
______________________
Bio-Solutions Corp.
a Nevada corporation
1,066,500 Shares of Common Stock

This prospectus relates to 1,066,500 shares of common stock of Bio-Solutions Corp., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will offer and sell the shares at $0.10 per share, making the aggregate offering price to the public approximately $106,650 if all the shares are sold.

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling security holders will sell those 1,066,500 shares of our issued and outstanding common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	1,066,500	$0.10	$106,650

See “Risk Factors” on Pages 4 to 8 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is _________.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	4
Forward Looking Statements	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Security Holders	9
Plan of Distribution	10
Legal Proceedings	11
Directors, Executive Officers, Promoters and Control Persons	11
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	13
Interest of Named Experts and Counsel	13
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
Organization Within Last Five Years	13
Description of Business	14
Management’ Discussion and Analysis of Financial Condition and Results of Operations	15
Description of Property	16
Certain Relationships and Related Transactions	16
Market for Common Equity and Related Stockholder Matters	17
Executive Compensation	18
Financial Statements	20
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33
Legal Matters	33
Experts	33
Additional Information	33
Indemnification of Directors and Officers	33
Other Expenses of Issuance and Distribution	33
Recent Sales of Unregistered Securities	34
Exhibits	35
Undertakings	35
Signatures	37

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
Our principal business address is 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2.  Our telephone number (888) 686-2611.

We are a manufacturer of a premix product for the poultry industry called Nutra-Animal. Nutra-Animal is an anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, soya grains treated at warm heat, shrimp flour, sodium aluminocilicate and fish oil. We have conducted studies that we believe demonstrate the positive impact of Nutra-Animal on growth and reinforcement of the immune system.

Our state of organization:	We were incorporated in Nevada on March 27, 2007.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	For the Period From Inception to September 30, 2007

Net Revenue	16,512
Gross Profit	11,513
Operating Expenses	63,208
Net Loss	(51,695)
Net Loss Per Share	(0.01)

Balance Sheet	September 30, 2007

Total Assets	81,331
Total Liabilities	1,841
Stockholders' Equity	79,490

Number of shares being offered:
The selling security holders want to sell 1,066,500 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on March 27, 2007. Our lack of operating history in the animal feed industry, which makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

Because we are a development stage, we have limited revenues to sustain our operations

We are a development stage company that is currently developing our business. To date, we have only generated very limited revenues. The success of our business operations will depend on our ability to obtain clients and provide quality products to those clients. We are not able to predict if we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of September 30, 2007, our net loss since inception was $51,695. We expect to incur operating and capital expenditures for the next year and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We are dependent on one supplier for the main ingredient used in our product, and we do not currently have any other source for that ingredient.

We rely on one key supplier for the main ingredient used in our product. We do not have long term supply agreement with that supplier. We cannot guaranty that the said supplier will continue to supply us with the main ingredient used in our product. In the event that we cannot buy the ingredient from that supplier, we will need to develop a relationship with another supplier. Our failure to develop another relationship with a different supplier will significantly affect our ability to generate significant revenues.

Four customers account for a majority of our revenue, and the loss of those customers would result in a loss of a significant amount of our revenues.

Approximately 86% of our revenue was generated by four customers that were all considered to be major customers. A major customer is one that represents at least 10% of our revenue. In addition, all of our receivables are due from one of these four customers. If we were to lose any of those major customers, we would lose a significant amount of our revenues.

We may not be able to compete effectively with other resellers, manufacturers and wholesalers of animal feed.

The animal feed industry is significantly competitive. We have competitors that have been providing traditional animal feed, including chicken pre-mix, for many years and have more resources than we do. Many of those competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure client contracts, or we may be required to reduce our rates in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

We anticipate that we may need to raise additional capital to market our products and expand our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

We are currently not engaged in any sophisticated marketing program to market our products, because we lack capital and revenues to justify the expenditure. We believe that we will need to raise $250,000 to fully implement our business plan. We may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering.. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

If we are unable to successfully execute our growth strategy, our business and future results of operations may suffer.

Our growth strategy includes increasing the number of clients that we serve, selectively expanding the geographic reach of our products and broadening the scope of our products offerings. In connection with our growth strategy, we will be required to increase our sales and marketing efforts. Our growth strategy exposes us to a number of risks, including the following:

•
geographic expansion requires start-up costs, and often requires lower rates to generate initial business. In addition, geographic expansion may disrupt our patterns to and from and within the expanded area and may expose us to areas where we are less familiar with customer rates, operating issues and the competitive environment;

•	growth may strain our management, capital resources and customer service;
•	hiring new employees may increase training costs and may result in temporary inefficiencies as the employees learn their jobs; and
•	expanding our products offerings may require us to enter into new markets and compete with additional competitors.

We cannot guaranty that we will overcome the risks associated with our growth. If we fail to overcome such risks, we may not realize additional revenue or profitability from our efforts and we may incur additional expenses.

Outbreaks of livestock disease can adversely affect sales of our products.

Outbreaks of livestock diseases can significantly affect demand for our products. An outbreak of disease could result in governmental restrictions on the sale of livestock products to or from customers, or require our customers to destroy their chickens. This could result in the cancellation of orders by our customers and create adverse publicity that may have a material adverse effect on the agricultural products industry and our ability to market our products successfully.

We have limited marketing and sales capabilities.

Our future success depends, to a great extent, on our ability to successfully market our products. We currently have limited sales and marketing capabilities. Consequently, we will need to identify and successfully target particular market segments in which we believe we will have the most success. These efforts will require a substantial, but unknown, amount of effort and resources. We cannot assure you that any marketing and sales efforts undertaken by us will be successful or will result in any significant sales.

Our products and processes can expose us to product liability claims.

Product liability claims or product recalls can adversely affect our business reputation and expose us to increased scrutiny by provincial and governmental regulators. The packaging, marketing and distribution of agricultural feed products entail an inherent risk of product liability and product recall and the resultant adverse publicity. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death of livestock, other animals or humans. We could be required to recall certain of our products in the event of contamination or damage to the products. In addition to the risks of product liability or product recall due to deficiencies caused by our production or processing operations, we may encounter the same risks if any third party tampers with our products. We cannot assure you that we will not be required to perform product recalls, or that product liability claims will not be asserted against us, in the future. Any claims that may be made may create adverse publicity that would negatively affect our ability to market our products successfully.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services and functions between the other business ventures in which they may or become involved and our affairs. Outside demands on our management’s time may prevent them from devoting sufficient time to our operations.

We depend on the efforts and abilities of our management to continue operations.

Our management is our only employees with experience relevant to the business. In addition, the demand on their time will increase because of our status as a public company. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We do not currently have any executive compensation agreements. We can not guaranty that our management will remain with us.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders.

The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.  These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.  Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues.

We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Risks Related to Owning Our Common Stock

Our officers, directors and principal shareholders own approximately 89.44% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, director and principal shareholders beneficially own, in the aggregate, approximately 89.44% of our outstanding shares of common stock.  If the officers, directors and principal shareholders sell all of their shares that are being registered in this offering, they will own approximately 88.52% of our outstanding shares of common stock.  Such concentrated control of the company may negatively affect the price of our common stock.  Our officers, directors and principal shareholders can control matters requiring approval by our security holders, including the election of directors.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling security holders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our common stock may be subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price.In determining the offering price of the shares being offered by the selling shareholders, we considered several factors including the following:

•	the price paid by the selling shareholders for the shares they are offering;
•	our future prospects; and
•	our capital structure.

Therefore, the offering price of the shares being offered by the selling shareholders has no relationship to any established criteria of value, such as book value or earnings per share. The selling shareholders will offer and sell the shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth information concerning the selling security holders including:

1.	the number of shares owned by the selling security holders prior to this offering;
2.	the total number of shares that are to be offered by the selling security holders;
3.	the total number of shares of common stock that will be owned by the selling security holders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling security holders upon completion of the offering if all of the offered shares are sold by the selling security holders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. The selling security holders have no position or office with us, nor any material relationship with us, except as listed below. The selling security holders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Alternit Srvcs Conseils (1)	35,000	35,000	0	0%
Belaus Financial S A (2)	50,000	50,000	0	0%
Boissonneault, Daniel	20,000	20,000	0	0%
Boissonneault, Stephane	43,000	43,000	0	0%
Boutin, Larry	10,000	10,000	0	0%
Corriveau, Marie-Eve	13,000	13,000	0	0%
Desjardins, Gilles	10,000	10,000	0	0%
Drouin, Gina	30,000	30,000	0	0%
Dumont, Yvon	31,000	31,000	0	0%
Faucher, Martial	10,000	10,000	0	0%
Fecteau, Rejean	20,000	20,000	0	0%
Fillion Michael	12,500	12,500	0	0%
Fontaine, Christian	20,000	20,000	0	0%
Fortin, Mario	16,000	16,000	0	0%
Giroux, Isabelle	30,000	30,000	0	0%
Houley, Steve	10,000	10,000	0	0%
Jacques, Normand	50,000	50,000	0	0%
Jess-Eric Constructions (3)	30,000	30,000	0	0%
LaPointe, Louis	20,000	20,000	0	0%
LePine, Yves	20,000	20,000	0	0%
Les Ateliers Presiko, Inc. (4)	10,000	10,000	0	0%
Marion, Gilles	10,000	10,000	0	0%
Martin, Marilou	10,000	10,000	0	0%
Martin, Melanie	10,000	10,000	0	0%
Morin, Helene	10,000	10,000	0	0%
Patoine, Roger	40,000	40,000	0	0%
RDC Financial Resources(5)	10,000	10,000	0	0%
Rheaume, Guy	20,000	20,000	0	0%
Rochefort, Normand	10,000	10,000	0	0%
St-Hilaire, Michel	100,000	100,000	0	0%
St-Hilaire, Suzanne	10,000	10,000	0	0%
Trachy, Jacqueline	100,000	100,000	0	0%
Trachy, Yolande	20,000	20,000	0	0%
Tracy, Cecile Fortier	40,000	40,000	0	0%
Tracy, Yvon	60,000	60,000	0	0%
Turmel, Gaetan	20,000	20,000	0	0%
Vasoyan, Jack	10,000	10,000	0	0%
Veilleux, Jean-Marc	10,000	10,000	0	0%
9180-4443 Quebec, Inc. (6)	86,000	86,000	0	0%

(1) Claude Marineau has voting and investment control over the securities held by Alternit Srvcs Conseils.
(2) Roberto Campos has voting and investment control over the securities held by Belaus Financial S A.
(3) Eric Patoine has voting and investment control over the securities held by Jess-Eric Constructions.
(4) Marco Deblois has voting and investment control over the securities held by Les Ateliers Presiko, Inc.
(5) Roberto Campos has voting and investment control over the securities held by RDC Financial Resources.
(6) Gilbert Pomerleau has voting and investment control over the securities held by 9180-4443 Quebec, Inc.  Gilbert Pomerleau, our vice president, chief financial officer and one of our directors, is the principal shareholder of 9180-4443 Quebec, Inc and is deemed to beneficially own those shares.

Plan of Distribution

The offering by the selling security holders may start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$3.27
Transfer Agent Fees	Approximately	$250.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$10,000.00

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding our executive officer and director.

Name	Age	Position
Roger Corriveau	59	president, chief executive officer and a director
Gilbert Pomerleau	42	vice president, chief financial officer, director
Ghislaine St-Hilaire	58	vice president and secretary, director

Roger Corriveau. Mr. Corriveau has been the president, chief executive officer and a director since our inception. He is the founder and the majority shareholder of the company. He is also a majority shareholder of Natural Solutions International, a private company specialized in the distribution of certain natural food supplements for human consumption as well as beauty products. Mr. Corriveau was formerly vice-president, business development for one of the leading companies in the distribution and marketing of Krill based products. From the early 2000s, Mr. Corriveau has traveled the world to identify customers and suppliers of natural products. Mr. Corriveau has vast experience in sales and marketing, having been a real estate broker from 1982-1992 and a registered agent of insurance and other related financial products from 1992-2002. Since 2001, Roger Corriveau is the vice-president of the Canada China chamber of Commerce.  Mr. Corriveau is not a director of any other reporting company.

Gilbert Pomerleau. Mr. Pomerleau has been vice president, chief financial officer and a director since our inception. In 1980, Mr. Pomerleau started his career in his family business of breeding poultry, pigs and cows. During this time, Mr. Pomerleau developed an interest for new and innovative breeding techniques. The family owned farm produces more than 165,000 chickens per year. Mr. Pomerleau initiated the use of the marine based natural supplements in the daily diet of 30,000 chickens. Mr. Pomerleau is not a director or officer of any other reporting company.

Ghislaine St-Hilaire. Ghislaine St-Hilaire has been a vice-president, secretary and a director since our inception. She is responsible for the daily management of our operations. Ghislaine St-Hilaire has been working in business management for the past thirty years, with small and medium size businesses, supporting them with her expertise in accounting. She has worked in international business with the Canadian International Development Agency. Mrs. St-Hilaire is not a director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Roger Corriveau’s, Gilbert Pomerleau’s and Ghislaine St-Hilaire’s terms of office expire on April 27th 2008. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation

Roger Corriveau and Ghislaine St-Hilaire may be considered common law spouses. There is no other family relationship between any of our officers or directors.  There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 5, 2007, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Roger Corriveau 77, 572ième avenue St-Hippolyte, Québec, Canada, J8A 3L3	6,000,000 shares President, chief executive officer, director	64.61%
Common Stock	Gilbert Pomerleau 145, route 216 Ste-Marguerite, Québec, Canada, G0S 2X0	806,000 shares (1) Vice president, chief financial officer, director	8.68%
Common Stock	Ghislaine St-Hilaire (2) 77 572 ième avenue St-Hippolyte, Québec, J8A 3L3	1,500,000 shares Vice-president, secretary and director	16.15%
Common Stock	All directors and named executive officers as a group	8,306,000 shares	89.44%

(1) Includes 220,000 shares of common stock held by Gestion Gilbert Pomerleau Inc., which is controlled by Gilbert Pomerleau, our vice president, chief financial officer and one of our directors, and 86,000 shares of common stock held by 9180-4443 Quebec, Inc. which is also controlled by Gilbert Pomerleau, our vice president, chief financial officer and one of our directors.  Gilbert Pomerleau is deemed to beneficially own those shares.

 (2) Ghislaine St-Hilaire, our vice-president, secretary and director, who owns 1,500,000 shares, is the common law spouse of Roger Corriveau, our president, chief executive officer and one of our directors, who owns 6,000,000 shares. Therefore, each of Ghislaine St-Hilaire and Roger Corriveau may be considered to beneficially own 7,500,000 shares of common stock, which equals approximately 80.76% of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

Description of Capital Stock. We are authorized to issue 75,000,000 shares of $.001 par value common stock.  As of December 5, 2007, there were 9,286,500 shares of common stock that were issued and outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any other provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters.  Roger Corriveau, Gilbert Pomerleau and Ghislaine St-Hilaire were our promoters and serve as our officers and directors.  In May 2007, we issued 6,000,000 shares of our common stock to Roger Corriveau, 500,000 shares of our common stock to Gilbert Pomerleau, and 1,500,000 shares of our common stock to Ghislaine St-Hilaire for a total cash consideration of $8,000, or $0.001 per share. There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-B.

Description of Business

Our Background. We were incorporated under the laws of the State of Nevada on March 27, 2007.

Our Business.We are a manufacturer of a premix product for the poultry industry called Nutra-Animal. Nutra-Animal is an anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, soya grains treated at warm heat, shrimp flour, sodium aluminocilicate and fish oil. We have conducted studies that we believe demonstrate the positive impact of Nutra-Animal on growth, reinforcement of the immune system, as well as the ratio of net weight of flesh. We plan to expand the chicken feed product line in the next twelve months. We also plan to conduct additional tests to improve and adjust our products for the different types of poultry. We hope to conduct studies on pigs during 2008 and on calves beginning in 2009.

Our Supplier. Our supplier for the raw material used in our Nutra-Animal blend is called Ocean-Biokem. Our first order of raw materials was purchased from Natural Solutions International, a private company controlled by our Roger Corriveau, our officer and director, which purchased the materials from Ocean-Biokem. We anticipate that we will continue to purchase goods from Natural Solutions International until we negotiate a direct supply agreement with Ocean-Biokem for the direct supply of products. We may need to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current supplier does not desire or is unable to supply a sufficient amount of products to meet our customers’ requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings. However, we do not currently have any formal agreement, understanding or arrangements with any other suppliers. We do not know when we will be able to secure a relationship with another supplier although we hope to secure another relationship during 2008.

We do not have a written agreement with Ocean-Biokem. We hope to enter into a written, long-term agreement with Ocean-Biokem, although we cannot guaranty that we will be able to enter into such an agreement

Our Target Markets and Marketing Strategy.  We believe that our primary market is chicken integrators as well as chicken feed manufacturers in Canada. We hope to expand our operations in the United States and, to that extent, we have initiated talks with various customers in the United States. Our management has started approaching major chicken integrators for them to test the product, as those approached have expressed the wish to conduct some in house tests.

We intend aggressively market and promote the “Nutra-Animal” brand. We have initiation pig farms to educate their clients on new product developments and improvements to existing products. We intend to provide educational seminars in chicken breeding regions to explain the benefits of Nutra-Animal and educate the farmers to properly prepare and mix the various feed components. As we market and sell directly to chicken integrators, we are able to collect and analyze data from those parties which assists in preparation and design of new products. We also plan to attend agricultural conventions that take place in the market areas where we currently conduct business as well as in provinces that we expect to enter. We may also place advertisements and promotional pieces in agricultural trade journals.

Growth Strategy. Our primary objective is to become one of the dominant providers of chicken pre-mix, to offer the chicken industry the possibility to raise healthier chicken and obtain a better yield on the market. We originally concentrated our efforts in the province of Quebec, Canada. Recently, we started using a similar strategy in the province of Ontario and Western Canada. We also recently started conducting some tests with integrators in the United States and plan to market our products in the United States in the early 2008.

We believe that we will be able to generate additional revenues by increasing the size of our product line, thereby increasing the number of pre-mixes or feeds that we can sell. We intend to look for opportunities to produce other types of pre-mixes or feeds. We also believe that there may be opportunities to enter into joint venture agreements with companies that produce other pre-mixes or feeds other than our own. In addition to continually developing and evaluating new pre-mixes or feeds, we may consider the acquisition of other companies operating in a similar fashion.

Our Website.  Our website www.bio-solutions-corp.net is under construction and will provide scientific information on the products sold by the Company as well as new products being tested. Our website will also provide a description of our business together with our contact information including our address, telephone number and e-mail address. We also believe that we can use our website to facilitate sales of our products as well as increase brand awareness.

Our Competition. The animal feed industry is significantly competitive. We have competitors that have been providing traditional animal feed, including chicken pre-mix, for many years and have more resources than we do. Many of those competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure client contracts, or we may be required to reduce our rates in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. We anticipate that competition will increase in the future. We may not successfully compete in any market in which we conduct or may conduct operations.

Although we believe our product is unique, other products containing anti-oxidants, mainly from Vitamin E and selenium are available on the market. We have spent a significant amount of time and energy researching and conducting studies and tests of our Nutra-Animal product. We hope that provides an advantage for us over our competitors. In addition, our ability to compete effectively will be dependent on our management establishing close relationships with a number of keys clients to constantly work with the client to improve our products.

Government Regulation. Through the laws and regulations of Canada and the provincial governments of Quebec and Ontario, our products and services are subject to material regulation by governmental agencies responsible for the agricultural and commerce industries. As such, business and company registrations, production license, and our products are certified and must be in compliance with the laws and regulations of provincial and other local governments and industry agencies. Our Nutra-Animal pre-mix has been approved for sale by the Canadian Food Inspection Agency under No. 982676 and we believe we are authorized to sell Nutra-Animal in the United States.

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development. Our research and clinical studies have been conducted by Mr. Daniel Venne, a veterinarian, originally on the premises of our director Gilbert Pomerleau and then on the premises of third parties. To maintain a competitive advantage in the marketplace and keep pace with current developments, we will need to engage in continuous research and development.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

Our success will depend on our ability to continue to develop and pre-mix and feed products. We currently have not applied for patents for our products or formulas, as our management believes an application for such patents would result in public knowledge of our proprietary technology and formulas. As we do not have patent protection for this technology or formula, we may not be able to protect our rights to this intellectual property, if our competitors discover or illegally obtain this technology or formula. Our inability to protect our rights to this intellectual property may adversely affect our ability to prevent competitors from using our products and developments.

We own the Internet domain name “www.bio-solutions-corp.net” Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Employees. As of December 5, 2007, we have one full-time employee. We believe we may need to hire two additional employees in the next six months so that we can service the orders. From time-to-time, we anticipate that we may use the services of independent contractors and consultants to support our expansion and business development.

Facilities. Our executive, administrative and operating offices are located at 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2. Roger Corriveau, our president, chief executive officer and director, provides approximately 200 square feet of office space and 250 feet of warehousing space at no charge. Our financial statements reflect the fair market value of that space which is approximately $500 per month. Mr. Corriveau does not expect to be reimbursed for providing these facilities. That amount has been included in the financial statements as additional capital contribution by Mr. Corriveau. We do not have a lease or written lease or sublease agreement with Mr. Corriveau. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from March 27, 2007 (inception) to September 30, 2007, together with notes thereto included in this Registration Statement on Form SB-2.

For the period from March 27, 2007 (inception) through September 30, 2007.

Revenues. We had revenues of $16,512 for the period from March 27, 2007 (inception) through September 30, 2007.  Our cost of revenues for that period was $4,999, which resulted in a gross profit of $11,513. We hope to generate additional revenues as continue operations and implement our business plan.

Operating Expenses. For the period from March 27, 2007 (inception) through September 30, 2007, our total operating expenses were $63,208. For that period, we had professional expenses of $25,121, consulting fees of $19,397 and general and administrative expenses of $18,690. The professional and consulting fees are comprised of legal, accounting and consulting expenses related to becoming a public company. We expect that we will continue to incur significant legal and accounting expenses related to being a public company.

Net Income or Loss.  For the period from March 27, 2007 (inception) through September 30, 2007, our net loss was $51,695 with a net loss per share of $0.01. We expect to continue to incur net losses for the foreseeable future and until we generate significant revenues.

Liquidity and Capital Resources.

We had cash of $26,287, as of September 30, 2007, accounts receivable of $2,237, and inventory of $52,807, all of which equals our current and total assets of $81,331 as of that date. Our current liabilities were $1,841, as of September 30, 2007, all of which was represented by accounts payable of $1,841.  We had no other liabilities and no long term commitments or contingencies as of September 30, 2007.

From June to September 2007, we issued 1,286,500 shares of our common stock for $0.10 per share. The gross proceeds to us were $128,650.00. We have used a significant portion of those proceeds for professional fees related to the audit of our financial statements and the preparation of our Registration Statement on Form SB-2. We intend to use the balance of those proceeds for working capital.

During 2007 and 2008, we expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our Plan of Operation for the Next Twelve Months.  To effectuate our business plan during the next twelve months, we must increase the number of clients we service and market and promote our products. With the second phase of tests being presently conducted by one of the major chicken integrator in the United States, the first phase having been successful, we should be able to start selling our product in the United States in the early 2008. We are currently pursuing additional accounts by researching and contacting medium to large size integrators to convince them to conduct in house tests on our products. We are developing new updated sales and marketing materials including brochures describing the products that we provide so that we can provide a professional appearance to potential clients.

During the next three to six months, our primary objective is to increase our client base so we can generate revenues to support our operations. In addition, we need to obtain additional clients as four customers account for approximately 86% of our revenues. If we were to lose any of those customers, we would lose a significant portion of our revenues. During the next six to twelve months, we hope to expand our operations, based on the successful testing by prospective clients.

We had cash of $26,287, as of September 30, 2007. In the opinion of management, our available funds will not satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Besides generating revenue from our current operations, we will need to raise additional capital to expand our operations to the point at which we are able to operate profitably. Other than anticipated increases in the legal and accounting costs of becoming a public company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, directors and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all.  If adequate funds are not available, then our ability to expand our operations may be significantly hindered. If adequate funds are not available, we believe that our officers, directors and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers, directors and principal shareholders are not committed to contribute funds to pay for our expenses.

We are not currently conducting any research and development activities, although we anticipate we may conduct such activities in the next twelve months. We do not anticipate that we will purchase or sell any significant equipment. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of the dates specified in the following table, we held no real property.  We do not presently own any interests in real estate.

Our Facilities.  Our executive, administrative and operating offices are located at 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2. Our president, secretary and one of our directors, provides approximately 200 square feet of office space as well as 250 feet of warehousing space at no charge. Our financial statements reflect the fair market value of that space which is approximately $500 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Corriveau. We do not have a lease, written lease or sublease agreement for the premises with Mr. Corriveau. Mr. Corriveau does not expect to be reimbursed for providing these facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Certain Relationships and Related Transactions

Certain Relationships. Roger Corriveau and Ghislaine St-Hilaire may be considered common law spouses.

Related Party Transactions.

In May 2007, we issued Roger Corriveau, our president, chief executive officer and one of our directors, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share.

From inception to the present, Roger Corriveau, our president, chief executive officer, and one of our directors, provides approximately 200 square feet of office space, as well as 250 feet of warehousing space, to us at no charge. Financial statements reflect as occupancy costs, the fair market value of that space which is approximately $500 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Corriveau.

Our first order of raw materials was purchased from Natural Solutions International, a private company controlled by our Roger Corriveau, our officer and director. We anticipate that we will continue to purchase goods from Natural Solutions International until we negotiate a direct supply agreement with Ocean-Biokem for the direct supply of products. For the period March 27, 2007 through September 30, 2007, we paid $58,112 in materials and other expenses as well as $2,933 in rent expense to Natural Solutions International. Approximately $3,645 is owed to Natural Solutions International at September 30, 2007. In addition, the formula for Nutra-Animal was developed by Roger Corriveau, our president, chief executive officer, and one of our directors. Mr. Corriveau has agreed to allow us to use that formula at no charge, although we do not have a formal agreement or arrangement relating to the use of that formula.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of December 5, 2007, there were 43 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have not agreed to register for sale any shares of common stock held any of our shareholders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May 2007, we issued Roger Corriveau, our president, chief executive officer and one of our directors, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S.

From June to September 2007, we issued 1,286,500 shares of our common stock for $0.10 per share. The gross proceeds to us were $128,650.00. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors.  As of December 5, 2007, our directors and officers are not paid any compensation. They are nevertheless reimbursed for their reasonable expenses incurred upon presentation of the appropriate documentary evidence.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the period from March 27, 2007 (inception) to September 30, 2007.  Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Roger Corriveau president, chief executive officer, director	2007	None	None	None	None	None	None	None
Gilbert Pomerleau, chief financial officer, director	2007	None	None	None	None	None	None	None
Ghislaine St-Hilaire, vice president, secretary, director	2007	None	None	None	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Outstanding Equity Awards. As of September 30, 2007, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Roger Corriveau president, chief executive officer, director	0	0	0	0	0	0	0	0	0
Gilbert Pomerleau, chief financial officer, director	0	0	0	0	0	0	0	0	0
Ghislaine St-Hilaire, vice president, secretary, director	0	0	0	0	0	0	0	0	0

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on March 27, 2007.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation. Our directors received the following compensation for their service as directors during the period from March 27, 2007, our date of formation, through September 30, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Roger Corriveau president, chief executive officer, director	0	0	0	0	0	0	0
Gilbert Pomerleau, chief financial officer, director	0	0	0	0	0	0	0
Ghislaine St-Hilaire, vice president, secretary, director	0	0	0	0	0	0	0

Financial Statements

BIO-SOLUTIONS CORP.

Report of Independent Registered Public Accounting Firm

To the Directors of
Bio-Solutions Corp.

I have audited the accompanying balance sheet of Bio-Solutions Corp. (the "Company") as of September 30, 2007, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period March 27, 2007 (Inception) through September 30, 2007. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  I was not engaged to perform an audit of the Company’s internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bio-Solutions Corp. as of September 30, 2007, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period March 27, 2007 (Inception) through September 30, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in process of executing its business plan and expansion. The Company has not generated significant revenue to this point, however, has been successful in raising funds in their private placement. The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plan in this regard are described in Note 1. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

/s/Michael Pollack CPA

Cherry Hill, New Jersey
October 24, 2007

BIO-SOLUTIONS CORP.
BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS
IN US$

CURRENT ASSETS
Cash	$26,287
Accounts receivable	2,237
Inventory	52,807
Total current assets	81,331

TOTAL ASSETS	$81,331

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,841
Total current liabilities	1,841

TOTAL LIABILITIES	1,841

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 75,000,000 shares authorized,
9,276,500 shares issued and outstanding	9,277
Additional paid in capital	126,373
Accumulated deficit	(51,695)
Accumulated other comprehensive income (loss)	(4,465)
Total stockholders' equity (deficit)	79,490

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$81,331

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2007

IN US$

MARCH 27, 2007
(INCEPTION)
THROUGH
SEPTEMBER 30, 2007

REVENUE	$16,512

COST OF REVENUES
Beginning inventory	-
Purchases	57,806
Ending inventory	(52,807)
Total Cost of Revenues	4,999

GROSS PROFIT	11,513

OPERATING EXPENSES
Professional fees	25,121
Consulting fees	19,397
General and administrative	18,690
Total operating expenses	63,208

NET (LOSS)	$(51,695)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,989,971

NET (LOSS) PER SHARE	$(0.01)

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2007

IN US$

					Accumulated
					Other
			Additional		Comprehensive
	Common Stock		Paid-In	Accumulated	Income
	Shares	Amount	Capital	Deficit	(Loss)	Total

Balance - March 27, 2007	-	$-	$-	$-	$-	$-

Common shares issued for cash	9,276,500	9,277	126,373	-	-	135,650

Net loss for the period	-	-	-	(51,695)	(4,465)	(56,160)

Balance - September 30, 2007	9,276,500	$9,277	$126,373	$(51,695)	$(4,465)	$79,490

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
STATEMENT OF CASH FLOW
FOR THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2007

IN US$

MARCH 27, 2007
(INCEPTION)
THROUGH
SEPTEMBER 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(51,695)

Adjustments to reconcile net (loss)
to net cash used in operating activities:

Change in assets and liabilities
(Increase) in accounts receivable	(2,093)
(Increase) in inventory	(49,403)
Increase in accounts payable and accrued expenses	1,722
Total adjustments	(49,774)
Net cash (used in) operating activities	(101,469)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-
Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	135,650
Contribution of capital	-
Increase in related party payables	-
Net cash provided by financing activities	135,650

Effect of foreign currency	(7,894)

NET INCREASE IN CASH AND CASH EQUIVALENTS	26,287

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$26,287

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On March 27, 2007, Bio-Solutions Corp. (the “Company”) was incorporated in the State of Nevada.

The Company is a manufacturer of a pre-mix for chicken integrators called Nutra-Animal, a pre-mix anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, soya grains treated at warm heat, shrimp flour, sodium aluminocilicate and fish oil.

The Company to date has conducted three clinical studies that have demonstrated the positive impact of Nutra-Animal (chicken) on growth, reinforcement of the immune system, as well as the ratio of net weight of flesh. The product has been approved for sale in Canada by the Canadian Food Inspection Agency under number 982676.

The Company’s supplier for the distinctive raw material used in the Nutra-Animal blend has worldwide exclusive rights.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has generated losses in their initial period, and needs to raise additional funds to carry out their business plan. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

In the opinion of management, the current funds raised to date will satisfy the working capital requirements for the next twelve months. Besides generating revenues from current operations, the Company may need to raise additional capital to expand operations to the point at which the Company can achieve profitability. The terms of equity that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company’s officers and directors may need to contribute funds to sustain operations.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register shares of common stock for resale.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency Translation

The Company operates in Canada, and certain accounts of the Company are reflected in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company’s functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the period March 27, 2007 (Inception) through September 30, 2007, the Company recorded approximately ($4,465) in translation (losses).

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Although the Company does not have any fixed assets at this point, fixed assets will be stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets (five years for the computer equipment). Costs of maintenance and repairs will be charged to expense as incurred.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, the Company will review the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts payable, accrued expenses, and accounts receivable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company generates revenue from the sales of their products in accordance with Staff Accounting Bulletin 101. The criteria for recognition is as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company’s revenues are generated through the manufacturing of their products. The Company ships their product to their suppliers. It is policy that the Company recognizes revenues upon placement of the purchase order. This is the time when the criteria established above has been determined to have been met. The Company primarily ships product the same day as the purchase order is received. The customer typically pays for product within a 30 day period and therefore management has determined no allowance is required as of September 30, 2007. The right of return does exist for a small period subsequent to sale, however, their have been no refunds since inception.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (CONTINUED)

The following is a reconciliation of the computation for basic and diluted EPS:

September 30,
2007

Net loss	$(51,695)

Weighted-average common shares
Outstanding (Basic)	4,989,971

Weighted-average common stock
Equivalents
Stock options	-
Warrants	-

Weighted-average common shares
Outstanding (Diluted)	4,989,971

Inventory

Inventory is stated at the lower of cost (FIFO:  first-in, first-out) or market, and includes raw materials and finished goods.  The cost of finished goods includes the cost of packaging supplies, direct and indirect labor and other indirect manufacturing costs. Of the total of $52,807, $48,934 is raw materials with the balance being finished goods.

Recent Issued Accounting Standards

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153").  This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005.  The adoption of SFAS 153 has not had a material impact on the Company’s financial position, results of operations or cash flows.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”).  SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied.  The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS 154 has not had a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 has not had a material impact on the Company’s financial statements.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The adoption of SAB 108 has not had a material impact on the Company’s financial statements.

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company was established with one class of stock, common stock – 75,000,000 shares authorized at a par value of $0.001.

The Company between June and September 2007 has issued 9,276,500 shares of common stock in a private placement for $135,650.

The Company has not issued any options or warrants to date.

NOTE 4-	RELATED PARTY TRANSACTIONS

The Company conducts business with another company owned by the president of the Company. The Company purchases goods from this other company as well as sublets space in the other company’s offices. For the period March 27, 2007 through September 30, 2007, the Company paid $58,112 in inventory and other expenses as well as $2,933 in rent expense to this company. Approximately $3,645 is owed to this company at September 30, 2007.

NOTE 5-	MAJOR CUSTOMERS

Approximately 86% of the Company’s revenue was generated by four customers that were all considered to be major customers. A major customer is one that represents at least 10% of the Company’s revenue. All of the Company’s receivables are due from one of these four customers.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 6-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of September 30, 2007, there is no provision for income taxes, current or deferred.

Net operating losses	$17,576
Valuation allowance	(17,576)

$-

At September 30, 2007, the Company had a net operating loss carry forward in the approximate amount of $51,695, available to offset future taxable income through 2027.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended September 30, 2007 is summarized below.

2007
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In September 2007 our board of directors appointed Michael Pollack, CPA, independent accountant, to audit our financial statements for the period ended September 30, 2007.  There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for the period from March 27, 2007, our date of formation to September 30th 2007, appearing in this prospectus which is part of a Registration Statement have been audited by Michael Pollack, CPA, and are included in reliance upon such reports given upon the authority of Michael Pollack CPA, as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$3.27
Transfer Agent Fees	Approximately	$250.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$10,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May 2007, we issued Roger Corriveau, our president, chief executive officer and one of our directors, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

From June to September 2007, we issued 1,286,500 shares of our common stock for $0.10 per share. The gross proceeds to us were $128,650.00. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.

1.	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation

3.2	Bylaws

5.	Executed Opinion Re: Legality

8.	Opinion Re: Tax Matters (not applicable)

11.	Statement Re: Computation of Per Share Earnings*

23.1	Consent of Auditors

23.2	Consent of Counsel**

*Included in Financial Statements
**Included in Exhibit 5

Undertakings

A.	We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Montreal, Quebec, Canada, on the 5th day of December 2007.

Bio-Solutions Corp.

December 5, 2007	By:	/s/ Roger Corriveau
Roger Corriveau
principal executive officer,
president, chief executive officer, director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Roger Corriveau	principal executive officer, president, chief executive officer, director	December 5, 2007
Roger Corriveau

/s/ Gilbert Pomerleau	principal accounting officer, chief financial officer, director	December 5, 2007
Gilbert Pomerleau

/s/ Ghislaine St-Hilaire	vice-president, secretary, director	December 5, 2007
Ghislaine St-Hilaire